EX 10.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GLOBAL-TECH CAPITAL CORP., a Nevada corporation

AND

SOURCE DIRECT INCORPORATED, an Idaho corporation

SEPTEMBER 29, 2003

#

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as of September 29, 2003, by and among GLOBAL-TECH CAPITAL CORP., a Nevada corporation (“Global-Tech”) and SOURCE DIRECT INCORPORATED, an Idaho corporation (“Source Direct”).  The corporate parties hereto are sometimes hereinafter referred to collectively as the “Companies,” or individually as a “Company.”

RECITALS:

WHEREAS, the respective Boards of Directors of the Companies deem it advisable and in the best interests of their respective stockholders that Source Direct be acquired by and become a wholly owned subsidiary of Global-Tech and, in furtherance thereof, the Boards of Directors of the Companies have approved, as applicable, the merger of an Idaho corporation to be formed and to be a wholly owned subsidiary of Global-Tech (“Acquisition Sub”) with and into Source Direct, upon the terms and subject to the conditions set forth herein; and

WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
THE MERGER

1.1

The Merger.  Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Acquisition Sub shall be merged (the “Merger”) with and into Source Direct, with Source Direct being the surviving corporation in the Merger (the “Surviving Corporation”) and the separate existence of Acquisition Sub shall thereupon cease.  The Merger shall have the effects set forth in the Idaho Business Corporation Act (the “IBCA”).

1.2

Effective Time of the Merger.  The Merger shall become effective (the “Effective Time”) upon the completion of the filing of properly executed Articles of Merger with the Secretary of State of the State of Idaho, which filing shall be made on the Closing Date after satisfaction of the conditions set forth in Article VII hereof.

ARTICLE II

 THE SURVIVING CORPORATION

2.1

Articles of Incorporation of the Surviving Corporation.  The Articles of Incorporation of Source Direct shall be the Articles of Incorporation of the Surviving Corporation.

2.2

Bylaws of the Surviving Corporation.  The Bylaws of Source Direct as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the Bylaws or applicable law.

2.3

Directors and Officers of the Surviving Corporation.

(a)

The directors of Source Direct at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

(b)

The officers of Source Direct at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until removed or until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

ARTICLE III
CONVERSION OF SHARES

3.1

Exchange Ratio.  At the Effective Time, and subject to Section VII, by virtue of the Merger and without any action on the part of the holder thereof:

(a)

Each share of common stock of Source Direct (“Source Direct Common Share”) issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive one and one-half (1.5) shares of restricted common stock, par value $.001 per share, of Global-Tech (“Global-Tech Shares”).  The aggregate number of Global-Tech Shares to be received by the Source Direct shareholders shall be not more than 63,030,000.  The Merger shall be abandoned before the Effective Time if at Closing holders of at least 34,000,000 Source Direct Common Shares shall not exchange their shares for Global-Tech Shares pursuant to this subparagraph 3.1(a).

(b)

Notwithstanding anything to the contrary in this Agreement, any holder of Source Direct Shares who shall exercise the rights of a dissenting shareholder pursuant to and strictly in accordance with the provisions of the IBCA shall be entitled to receive only the payment therein provided for and shall not be entitled to receive Global-Tech Shares, provided that if holders of Source Direct Shares holding in excess of 10,000 of such shares at Closing shall exercise the rights of dissenting shareholders, either Global-Tech or Source Direct may terminate this Agreement prior to the Effective Time.  Such payment shall be made directly by the Surviving Corporation.

(c)

Notwithstanding anything to the contrary in this Agreement, any holder of Source Direct Shares who does not reasonably represent that he, she, or it is (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”), or (ii) either alone or with a purchaser representative, a sophisticated investor as reasonably determined by Global-Tech, and who does not exercise the rights of a dissenting shareholder as provided above, shall exchange Source Direct Common Shares for $0.05 per share plus interest at the rate of 10% per annum from the date of issuance of such shares, provided that if holders of Source Direct Shares to be converted pursuant to this subparagraph hold in excess of 10,000 of such shares at Closing, either Global-Tech or Source Direct may terminate this Agreement prior to the Effective Time.  Payment under this subparagraph shall be made directly by the Surviving Corporation.

 (d)

At the Effective Time, all Source Direct Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.  Each certificate previously representing any such Source Direct Shares shall thereafter represent the Global-Tech Shares into which such Source Direct Shares have been converted, except for such shares converted pursuant to subparagraphs (b) and (c) above.  Each certificate previously representing any such Source Direct Shares, which are converted pursuant to subparagraphs (b) and (c) above shall thereafter represent the right to receive a cash payment as provided in such subparagraphs.  Certificates representing Source Direct Shares shall be exchanged for certificates representing whole Global-Tech Shares, except as provided in subparagraphs (b) and (c) above.

(e)

Each Source Direct Share held in treasury shall be canceled and retired and cease to exist, and no Global-Tech Shares shall be issued in exchange therefore.

(f)

The Merger shall be abandoned if at Closing the issuance of the Global-Tech Shares cannot reasonably qualify for exemption from the registration provisions of the Securities Act as provided in Rule 506 of Regulation D promulgated by the Securities and Exchange Commission.

3.2

Exchange of Shares.

(a)

The transfer agent for Global-Tech shall act as Exchange Agent hereunder (the “Exchange Agent”).  No later than the Effective Time, Global-Tech shall make available, and each holder of Source Direct Shares shall be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such Source Direct Shares for cancellation, certificates representing the number of Global-Tech Shares into which such Source Direct Shares are converted in the Merger.  The Global-Tech Shares into which the Source Direct Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

(b)

As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Source Direct Shares (the “Certificates”) whose Shares were converted into Global-Tech Shares pursuant to Section 3.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Global-Tech and the other Companies may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Global-Tech Shares.  Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole restricted Global-Tech Shares which such holder has the right to receive in respect of the Certificates surrendered pursuant to the provisions of this Article III.

(c)

In the event that any stock certificate representing Source Direct Shares shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed, Global-Tech shall issue or cause to be issued in exchange for such lost, stolen, or destroyed certificate the number of Global-Tech Shares into which such shares are converted in the Merger in accordance with this Article III.  When authorizing such issuance in exchange therefor, the Board of Directors of Global-Tech may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate to give Global-Tech a bond in such sum as it may direct as indemnity, or such other form of indemnity as it shall direct, against any claim that may be made against Global-Tech with respect to the certificate alleged to have been lost, stolen, or destroyed.

3.3

Dividends; Transfer Taxes.  No dividends shall be declared or paid on Global-Tech Shares prior to the Effective Time.

3.4

No Fractional Securities.  No certificates or scrip representing fractional Global-Tech Shares shall be issued pursuant to this Article III and no dividend, stock split-up, or other change in the capital structure of Global-Tech shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder.  In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a Global-Tech Share upon surrender of stock certificates for exchange pursuant to this Article III shall receive a Global-Tech Share rounded to the next highest number.

3.5

Closing of Transfer Books.  At the Effective Time, the stock transfer books of Source Direct shall be closed and no transfer of Source Direct Shares shall thereafter be made.  If, after the Effective Time, certificates representing Source Direct Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Global-Tech Shares in accordance with the terms hereof.  At and after the Effective Time, the holders of Source Direct Shares to be exchanged for Global-Tech Shares pursuant to this Agreement shall cease to have any rights as shareholders of Source Direct except for the right to surrender such stock certificates in exchange for Global-Tech Shares as provided hereunder.

3.6

Dissenting Shares.  If holders of Source Direct Shares are entitled to dissent from the Merger and demand appraisal of any such Source Direct Shares in accordance with the provisions of the IBCA concerning the right of such holders to dissent from the Merger and demand appraisal of their shares (“Dissenting Holders”), any Source Direct Shares held by a Dissenting Holder as to which appraisal has been so demanded (“Excluded Source Direct Shares”) shall not be converted as described in Section 3.1, but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such Dissenting Holder pursuant to the IBCA; provided, however, that each Source Direct Share held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal with respect to such Source Direct Shares, in either case pursuant to the IBCA, shall not be deemed Excluded Source Direct Shares but shall be deemed to be converted, as of the Effective Time, into the right to receive Global-Tech Shares in accordance with the Source Direct Exchange Ratio, as applicable.

3.7

Non-Qualified Shares.  If holders of Source Direct Shares do not qualify as accredited or sophisticated investors as set forth in subsection 3.1(c), any Source Direct Shares held by such shareholder shall not be converted as described in Section 3.1, but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due pursuant to subsection 3.1(c).

3.8

Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ronald N. Vance, P.C., 57 West 200 South, Suite 310, Salt Lake City, Utah, at 10 a.m., local time, on October 14, 2003 (the “Closing Date”) after the later of (a) the day on which the meeting of the stockholders of Source Direct approving the Merger is held in compliance with applicable law, or (b) the day on which all of the conditions set forth in Article VII hereof are satisfied or waived (other than those conditions which are to be satisfied at Closing), or at such other date, time and place as the Companies shall agree. At Closing Global-Tech shall deliver to new management all books and records, including accounting records, of Global-Tech.

3.9

Supplementary Action.  If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either Global-Tech or Source Direct, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of each, in the name of and on behalf of them as appropriate, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SOURCE DIRECT

As used in this Agreement, (i) the term “Material Adverse Effect” means, with respect to Global-Tech or Source Direct, as the case may be, a material adverse effect on the business, assets, results of operations, or financial condition of such party and its subsidiaries taken as a whole or in the ability of such party to perform its obligations hereunder, and (ii) the word “subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party and/or by any one or more of the subsidiaries.

Source Direct represents and warrants, with respect to Source Direct, except as disclosed to Global-Tech in the Source Direct Schedule of Exceptions (the “Source Direct Schedule”), attached hereto and incorporated herein by this reference, as follows:

4.1

Organization.  Source Direct is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the corporate or other power to carry on its business as it is now being conducted or presently proposed to be conducted.  Source Direct is duly qualified as a foreign corporation or entity to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified shall not have a Material Adverse Effect.

4.2

Capitalization.  The authorized capital stock of Source Direct is as set forth in Section 4.2 of the Source Direct Schedule.  As of the date hereof the number of Shares of Source Direct which are issued and outstanding is as set forth in Section 4.2 of the Source Direct Schedule. As of the Effective Time the number of Shares of Source Direct which shall be outstanding shall not exceed 42,020,000.  All of the issued and outstanding Shares of Source Direct are or will be validly issued, fully paid, and non-assessable and free of preemptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws of Source Direct or any agreement by which Source Direct is a party or by which it is bound.

4.3

Authority Relative to this Agreement.  Source Direct has the corporate power to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement by Source Direct and the consummation by Source Direct of the transactions contemplated hereby have been duly authorized by its Board of Directors, and, except for approval by the requisite votes cast by shareholders of Source Direct at the meeting provided for herein, no other corporate proceedings on the part of Source Direct are necessary to approve this Agreement or the transactions contemplated hereby.

4.4

Consents and Approvals; No Violations.  Except filing and recordation of Articles of Merger under the IBCA, no filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary for the consummation by Source Direct of the transactions contemplated by this Agreement.  Except as set forth in Section 4.4 of the Source Direct Schedule, neither the execution and delivery of this Agreement by Source Direct, nor the consummation by it of the transactions contemplated hereby, nor compliance by Source Direct with any of the provisions hereof, shall (a) result in any breach of the Articles of Incorporation or Bylaws of Source Direct, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation to which Source Direct is a party or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Source Direct, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches, or defaults that would not have a Material Adverse Effect on Source Direct.

4.5

Financial Statements.  The audited financial statements as of June 30, 2003, and from the date of inception on July 8, 2002, through June 30, 2003, fairly present in all material respects the financial position of Source Direct as of the date thereof, and the other related statements (including the related notes) included therein fairly present in all material respects the results of operations, changes in stockholders’ equity and cash flows of Source Direct for the period or as of the respective date set forth therein, all in conformity with generally accepted accounting principles consistently applied during the period involved, except as otherwise noted therein.

4.6

Absence of Certain Changes or Events; Undisclosed Liabilities.

(a)

Since June 30, 2003, except as set forth in Section 4.6 of the Source Direct Schedule, Source Direct has not: (i) incurred any liability material to Source Direct except in the ordinary course of its business, consistent with past practices; (ii) suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of Source Direct which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Source Direct, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated); or (iii) subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

(b)

Source Direct does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability) except for (i) liabilities set forth on the face of the June 30, 2003, balance sheet and (ii) liabilities which have risen after the June 30, 2003, balance sheet in the ordinary course of business (none of which is material or results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).

4.7

Litigation.  As of the date of this Agreement, (i) there is no action, suit, judicial, or administrative proceeding, arbitration or investigation pending or, to the best knowledge of Source Direct, threatened against or involving Source Direct or any of its properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) to the best knowledge of Source Direct there is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against Source Direct; and (iii) to the best knowledge of Source Direct, it is not in violation of any term of any judgment, decree, injunction, or order outstanding against it.  If applicable, Source Direct has furnished to Global-Tech in writing, a copy of which is set forth in Section 4.7 of the Source Direct Schedule, a description of all litigation, actions, suits, proceedings, arbitrations, investigations known to it, judgments, decrees, injunctions or orders pending, or to its best knowledge, threatened against or involving Source Direct, or any of their properties or rights as of the date hereof.

4.8

Contracts.

(a)

Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which Source Direct is a party that relates to or affects the assets or operations of Source Direct or to which Source Direct or its assets or operations may be bound or subject is a valid and binding obligation of Source Direct and in full force and effect (with respect to Source Direct or such subsidiary), except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on Source Direct.  Section 4.8(a) of the Source Direct Schedule sets forth a complete list of all material contracts.  For purposes of this Agreement a material contract shall be any contract or agreement, which involves consideration in excess of $25,000.  Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, as disclosed in the Source Direct Schedule, there are no existing defaults by Source Direct thereunder or, to the knowledge of Source Direct, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect on Source Direct; and no event of default has occurred, and no event, condition, or occurrence exists, that (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default by Source Direct thereunder which default would, individually or in the aggregate, have a Material Adverse Effect on Source Direct.

(b)

Except for this Agreement and those set forth on Section 4.8(b) of the Source Direct Schedule, Source Direct is not a party to any oral or written (i) consulting agreement not terminable on 60 days’ or less notice requiring the payment of more than $25,000 per annum, in the case of any such agreement with an individual; (ii) joint venture agreement; (iii) noncompetition or similar agreements that restricts Source Direct from engaging in a line of business; (iv) agreement with any executive officer or other employee of Source Direct or any subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Source Direct of the nature contemplated by this Agreement and which provides for the payment of in excess of $100,000; (v) agreement with respect to any executive officer of Source Direct or any subsidiary providing any term of employment or compensation guaranty in excess of $25,000 per annum; or (vi) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, or stock purchase plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

4.9

Taxes.  For the purposes of this section, the term “tax” shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest, or other assessments imposed by any United States federal, state, or local authority or any other taxing authority on Source Direct or any of its Tax Affiliates (as hereinafter defined) as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker’s compensation, use, property, withholding, excise, occupancy, environmental, and other taxes, duties, or assessments of any nature, whatsoever.  Except as set forth in Section 4.9 of the Source Direct Schedule, Source Direct has filed or caused to be filed timely all material federal, state, local, and foreign tax returns required to be filed by each of its and any member of its consolidated, combined, unitary, or similar group (each such member a “Tax Affiliate”).  Such returns, reports, and other information are accurate and complete in all material respects.  Source Direct has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown to be due in respect of the periods for which returns are due, and has established (or shall establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved.  Neither Source Direct nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established.  Except as set forth in Section 4.9 of the Source Direct Schedule, neither Source Direct nor any of its Tax Affiliates is delinquent in the payment of any tax in excess of the amount reserved or provided therefor, and no deficiencies for any tax, assessment, or governmental charge in excess of the amount reserved or provided therefor have been threatened, claimed, proposed, or assessed.  No waiver or extension of time to assess any taxes has been given or requested.  The Internal Revenue Service or comparable state agencies have never audited the federal and state income tax returns of Source Direct.

4.10

Compliance With Applicable Law.  Source Direct holds all material licenses, franchises, permits, variances, exemptions, orders, approvals, and authorizations necessary for the lawful conduct of its business and the business of Source Direct is not being conducted knowingly in violation of any provision of any material federal, state, local, or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license, or other governmental authorization or approval applicable to Source Direct.

4.11

Subsidiaries.  Source Direct has no subsidiaries.

4.12

Intellectual Property.

(a)

Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) does not have or could not reasonably be expected to have a Material Adverse Effect:

(i)

Source Direct owns, or is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted;

(ii)

no claims are pending or, to the best knowledge of Source Direct, threatened that Source Direct is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to Source Direct and, to the best knowledge of Source Direct, there are no valid grounds for any such claims;

(iii)

to the best knowledge of Source Direct, no person is infringing on or otherwise violating any right of Source Direct with respect to any Intellectual Property owned by and/or licensed to Source Direct;

(iv)

to the best knowledge of Source Direct, there are no valid grounds for any claim challenging the ownership or validity of any Intellectual Property owned by Source Direct or challenging Source Direct’s license or legally enforceable right to use any Intellectual Property licensed by it; and

(v)

to the best knowledge of Source Direct, all patents, registered trademarks, service marks, and copyrights held by Source Direct are valid and subsisting.

(b)

Section 4.12 of the Source Direct Schedule sets forth a list of all domain names, trade names, copyrights and trademarks owned by Source Direct.  Source Direct has full and complete ownership of all domain names.

4.13

Disclosure of the Representations and Warranties.  The representations and warranties in this Section 4 do not knowingly contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 in light of the circumstances when made not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF GLOBAL-TECH

Global-Tech represents and warrants, with respect to Global-Tech, which as of the Effective Time shall include Acquisition Sub, except as disclosed to Source Direct in the Global-Tech Schedule of Exceptions (the “Global-Tech Schedule”), attached hereto and incorporated herein by this reference, as follows:

5.1

Organization.  Each of Global-Tech and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted.  Each of Global-Tech and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified shall not have a Material Adverse Effect.

a.1

Capitalization.

(a)

The authorized capital stock of Global-Tech consists of shares of common stock. As of the date hereof, the number of shares of Global-Tech common stock authorized and outstanding are as set forth in Section 5.2 of the Global-Tech disclosure schedule.  All of the issued and outstanding shares of the capital stock of Global-Tech are validly issued, fully paid, and non-assessable and free of preemptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws of Global-Tech or any agreement by which Global-Tech or any of its subsidiaries is a party or by which it is bound.

(b)

As of the date hereof, Global-Tech has neither assets nor liabilities except as set forth on Schedule 5.2.

a.1

Authority Relative to this Agreement.  Global-Tech has the corporate power to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement by Global-Tech and the consummation by Global-Tech of the transactions contemplated hereby have been duly authorized by its Board of Directors, no other corporate proceedings on the part of Global-Tech are necessary to approve this Agreement or the transactions contemplated hereby.

a.2

Consents and Approvals; No Violations.  Except for applicable requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the “1934 Act”), state law relating to takeovers, if applicable, state securities or blue sky laws, and, as applicable, filing and recordation of Articles of Merger under the IBCA, no filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary for the consummation by Global-Tech of the transactions contemplated by this Agreement.  Neither the execution and delivery of this Agreement by Global-Tech, nor the consummation by it of the transactions contemplated hereby, nor compliance by Global-Tech with any of the provisions hereof, shall (a) result in any breach of the Articles of Incorporation or Bylaws of Global-Tech, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation to which Global-Tech or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Global-Tech, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches, or defaults that would not have a Material Adverse Effect.

a.3

SEC Documents; Financial Statements.  Since the effective date of its initial registration statement filed with the SEC, Global-Tech has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of Section 15(d) of the 1934 Act, and thereafter voluntarily as though required to file such items pursuant to such rule (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  Global-Tech has delivered to Source Direct or its representatives, or they have had access through EDGAR, true and complete copies of the SEC Documents, including the annual report of Global-Tech for the year ended June 30, 2003, on Form 10-KSB.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Global-Tech included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Global-Tech as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other written information provided by or on behalf of Global-Tech to Source Direct which is not included in the SEC Documents, including, without limitation, this Agreement and the schedules and exhibits attached hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.  Any filings made by Global-Tech with the SEC after the date of this Agreement through the Closing Date shall be included within the definition of SEC Documents.

a.4

Absence of Certain Changes or Events; Undisclosed Liabilities.

(a)

Since June 30, 2003, except as set forth in Section 5.6 of the Global-Tech disclosure schedule, neither Global-Tech nor any of its subsidiaries has (i) incurred any liability material to Global-Tech and its subsidiaries on a consolidated basis except in the ordinary course of business, consistent with past practices; (ii) suffered a change or any event involving a prospective change in the business assets, financial condition or results of operations of Global-Tech or any of its subsidiaries which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on Global-Tech; (iii) subsequent to the date hereof conducted its business and operations other than in the ordinary course of business consistent with past practices.

(b)

Neither Global-Tech nor any of its subsidiaries has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability) except for (i) liability set forth on the face of the June 30, 2003, balance sheet and (ii) liabilities which have risen after the June 30, 2003, balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).

5.7

Litigation.  As of the date of this Agreement, (i) there is no action, suit, judicial, or administrative proceeding, arbitration or investigation pending or, to the best knowledge of Global-Tech, threatened against or involving Global-Tech or any of its subsidiaries, or any of their properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) to the best knowledge of Global-Tech, there is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against Global-Tech or any of its subsidiaries; and (iii) Global-Tech and its subsidiaries are not in violation of any term of any judgments, decrees, injunctions, or orders outstanding against them.  If applicable, Global-Tech has furnished to Source Direct in writing, a copy of which is set forth in Section 5.7 of the Global-Tech Schedule, a description of all litigation, actions, suits, proceedings, arbitrations, investigations known to it, judgments, decrees, injunctions or orders pending, or to its best knowledge, threatened against or involving Global-Tech, or any of their properties or rights as of the date hereof.

5.8

Taxes.  For the purposes of this section, the term “tax” shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest, or other assessments imposed by any United States federal, state, or local authority or any other taxing authority on Global-Tech or any of its Tax Affiliates (as hereinafter defined) as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker’s compensation, use, property, withholding, excise, occupancy, environmental, and other taxes, duties, or assessments of any nature, whatsoever.  Except as set forth in Section 5.8 of the Global-Tech Schedule, Global-Tech has filed or caused to be filed timely all material federal, state, local, and foreign tax returns required to be filed by each of its and any member of its consolidated, combined, unitary, or similar group (each such member a “Tax Affiliate”).  Such returns, reports, and other information are accurate and complete in all material respects.  Global-Tech has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown to be due in respect of the periods for which returns are due, and has established (or shall establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved.  Neither Global-Tech nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established.  Neither Global-Tech nor any of its Tax Affiliates is delinquent in the payment of any tax in excess of the amount reserved or provided therefor, and no deficiencies for any tax, assessment, or governmental charge in excess of the amount reserved or provided therefor have been threatened, claimed, proposed, or assessed.  No waiver or extension of time to assess any taxes has been given or requested.  The Internal Revenue Service or comparable state agencies have never audited Global-Tech’s federal and state income tax returns.

5.9

Environmental Laws.  Except as set forth in Section 5.9 of the Global-Tech Schedule, Global-Tech (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect on Global-Tech.

a.1

Compliance With Applicable Law.  Global-Tech and each of its subsidiaries hold all material licenses, franchises, permits, variances, exemptions, orders, approvals, and authorizations necessary for the lawful conduct of its business and the business of each of Global-Tech and its subsidiaries is not being conducted in violation of, any provision of any material federal, state, local, or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license, or other governmental authorization or approval applicable to Global-Tech or any of its subsidiaries.

a.2

Disclosure of Representations and Warranties.  The representations and warranties in this Section 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5 in light of the circumstances when made not misleading.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1

Additional Agreements.

(a)

Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents, and approvals, and to effect all necessary registrations and filings.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Companies shall take all such necessary action.

(b)

Each Company shall cooperate with the others and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders, and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

6.2

Survival of Representations and Warranties.  The respective representations and warranties of Global-Tech and Source Direct contained in this Agreement shall survive the Closing Date for a period of two years (the “Survival Period”), at the end of which Survival Period no claim may be made with respect to any such representation or warranty unless such claim shall have been asserted in writing to the Indemnifying Party during such period.

ARTICLE VII
CONDITIONS TO CONSUMMATION OF THE MERGER

7.1

Conditions to the Companies’ Obligation to Effect the Merger.  The respective obligations of the other Company to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any one of which may be waived by a writing signed by Global-Tech and Source Direct:

(a)

This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Source Direct in accordance with applicable law.

(b)

No preliminary or permanent injunction or other order by any federal, state, or foreign court of competent jurisdiction which prohibits the consummation of the Merger shall have been issued and remain in effect.  No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated, or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger.  Other than the filing of Articles of Merger with the Secretary of State for the State of Idaho, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, “Consents”) which are necessary for the consummation of the Merger, other than Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or on the Surviving Corporation, taken as a whole, shall have been filed, occurred, or been obtained.

(c)

There shall not be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the Merger, by any federal or state governmental entity which imposes any condition or restriction upon the Surviving Corporation  including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

(d)

Each Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby, under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation and its subsidiaries taken as a whole or upon the consummation of the transactions contemplated hereby.

7.2

Conditions to Obligations of Global-Tech.  The obligations of Global-Tech to carry out the transactions contemplated by this Agreement are subject, at the option of Global-Tech, to the satisfaction, or waiver by Global-Tech, of the following conditions:

(a)

No proceeding which Source Direct shall be a debtor, defendant, or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against Source Direct under any United States or state bankruptcy or insolvency law.

(b)

Source Direct shall have delivered a certificate of an officer of Source Direct that (i) it shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and (ii) the representations and warranties of Source Direct contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement.

(c)

Source Direct shall deliver (i) a certificate of good standing issued by the Secretary of the State of Idaho and (ii) a corporate resolution executed by the Source Direct Board of Directors approving this Agreement and the transactions herein.

(d)

Prior to the Effective Time Source Direct shall have delivered to Global-Tech a representation form from each holder of Source Direct Common Stock who is to receive Global-Tech Shares pursuant to subsection 3.1(a) which reasonably evidences the qualification of the shareholder as either an accredited investor or a sophisticated investor, or a non-accredited, unsophisticated investor with an appropriate purchaser representative in compliance with Rule 506 of Regulation D promulgated by the SEC.

7.3

Conditions to Obligations of Source Direct.  The obligations of Source Direct to carry out the transactions contemplated by this Agreement are subject, at the option of Source Direct, to the satisfaction, or waiver by Source Direct, of the following conditions:

(a)

No proceeding which Global-Tech shall be a debtor, defendant, or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against Global-Tech under any United States or state bankruptcy or insolvency law.

(b)

Global-Tech shall deliver (i) a certificate of good standing issued by the Secretary of the State of Nevada and (ii) a corporate resolution executed by the Global-Tech Board of Directors approving this Agreement and the transactions herein.

(c)

Global-Tech shall have delivered a certificate of an officer of Global-Tech that (i) it shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and (ii) the representations and warranties of Global-Tech contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement.

(d)

As of the Closing Date Global-Tech shall have satisfied each and every outstanding liability and shall have terminated each and every agreement, contract, arrangement, or commitment except as contemplated by this Agreement, and except for existing contracts with its transfer agent and its registered agent in the State of Nevada.

(e)

Global-Tech shall have made all filings required pursuant to Section 13 of the Exchange Act, including, but not limited to, its annual report on Form 10-KSB for the year ended June 30, 2003.

(f)

Global-Tech shall have completed the following corporate actions prior to the Effective Time.

(i)

Global-Tech will have obtained shareholder consent to amend the Articles of Incorporation of Global-Tech to change the name of Global-Tech to “Source Direct Holdings, Inc.”

(ii)

All officers and directors of Global-Tech shall resign effective upon completion of the Closing and Global-Tech will appoint persons designated by Source Direct to become the sole officers and directors of Global-Tech effective contemporaneous with the resignations of existing management, provided that

1)

prior to the Closing Date Source Direct will furnish material information of such persons as nominees to be appointed by Global-Tech as directors and officers;

2)

Global-Tech reserves the right to refuse to cause the nomination of any or all such persons as directors of Global-Tech if, after review of the foregoing information concerning said persons, it is the reasonable opinion of Global-Tech that the appointment of such persons would not be in the best interests of Global-Tech; and

3)

Source Direct reserves the right to terminate this Agreement if nominees selected by it are not elected or appointed as set forth above.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1

Termination.  This Agreement may be terminated and the Merger contemplated hereby abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Source Direct:

(a)

By mutual written consent of all of the Companies.

(b)

By either Global-Tech or Source Direct if the Merger shall not have been consummated on or before October 31, 2003, through no fault of the terminating party.

(c)

By Global-Tech or Source Direct if there shall have been any material breach of a material obligation of the other hereunder and, if such breach is curable, such default shall have not been remedied within ten (10) days after receipt by the other Company, as the case may be, of notice in writing from such Company specifying such breach and requesting that it be remedied; provided, that such 10-day period shall be extended for so long as the other Company shall be making diligent attempts to cure such default.

(d)

By either Global-Tech or Source Direct if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or any other action shall have become final and non-appealable.

8.2

Effect of Termination.  In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party to this Agreement, there shall be no liability or obligation on the part of any Company or their respective officers or directors.  Nothing contained in this Section 8.2 shall relieve any party from liability for willful breach of this Agreement that results in termination of this Agreement.  Upon request therefore, each party shall redeliver all documents, work papers, and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

8.3

Amendment.  This Agreement may be amended by action taken at any time before or after approval hereof by the shareholders of Source Direct, but, after any such approval, no amendment shall be made which alters the Exchange Ratio or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4

Waiver.  At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  Such extensions or waivers shall be in writing, executed by each of Global-Tech and Source Direct.  Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX
GENERAL PROVISIONS

9.1

Brokers.  Each Company represents and warrants to the others that no broker, finder, or financial advisor is entitled to any brokerage, finder’s, or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any party hereto, except as reflected in the Source Direct Schedule or the Global-Tech Schedule.

9.2

Notices.  All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telecopy or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)

If to Source Direct, to:

SOURCE DIRECT INCORPORATED

2345 North Woodruff Avenue

Idaho Falls, Idaho 83401

Attention:  President

With a copy to:

Ronald N. Vance

Attorney at Law

57 West 200 South

Suite 310

Salt Lake City, UT 84101

(b)

If to Global Tech, to:

GLOBAL-TECH CAPITAL CORP.

2000 1055 W Hastings St

Vancouver, B.C., Canada V6E 2E9

Attention:  President

9.3

Descriptive Headings.  The headings contained in this Agreement are for reference Purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.4

Entire Agreement: Assignment.  This Agreement (including the Exhibits, Schedules, and other documents and instruments referred to herein) (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; and (b) shall not be assigned by operation of law or otherwise.

9.5

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Idaho without giving effect to the provisions thereof relating to conflicts of law.

9.6

Parties in Interest.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefit, or remedies of any nature whatsoever or by reason of this Agreement.

9.7

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

9.8

Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

9.9

Jurisdiction and Venue.  Each Party hereto hereby agrees that any proceeding relating to this Agreement and the Merger shall be brought in the United States District Court for the State of Idaho.  Each party hereto hereby consents to personal jurisdiction in any such action brought in such court, consents to service of process by registered mail made upon such party and such party’s agent and waives any objection to venue in any such court or to any claim that such  court is an inconvenient form.

9.10

Investigation.  The respective representations and warranties of each Company contained herein or in the certificates or other documents delivered prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

9.11

Consents.  For purposes of any provision of this Agreement requiring, permitting, or providing for the consent of any or Company, the written consent of the Chief Executive Officer or President of a Company shall be sufficient to constitute such consent.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

#

IN WITNESS WHEREOF, each Company and the Acquisition Sub have caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

SOURCE DIRECT:

Source Direct Incorporated

By     /s/ Deren Z. Smith

  Deren Z. Smith, President

GLOBAL-TECH:

Global-Tech Capital Corp

By /s/  G. Polyhronopoulos

      G. Polyhronopoulos, President

ACQUISITION SUB:

Global-Tech Acquisition Sub, Inc.

By /s/  Deren Z. Smith

      Deren Z. Smith, President

3617-4500 300044.1

#

SOURCE DIRECT DISCLOSURE SCHEDULE

Schedule 4.2:

CAPITALIZATION

Common Stock

Authorized:

100,000,000

Outstanding:

38,020,000

Schedule 4.4:

CONSENTS AND APPROVALS; NO VIOLATION

None

Schedule 4.6:

ABSENCE OF CERTAIN CHANGES OR EVENTS; UNDISCLOSED LIABILITIES

None

Schedule 4.7:

LITIGATION

None

Schedule 4.8:

MATERIAL CONTRACTS

None

Schedule 4.9:

TAXES

None

Schedule 4.12:

INTELLECTUAL PROPERTY

The Company holds a trademark on the name Simply Wow™ and has applied for a trademark on the name Stain Pen™, but the trademark has not yet been issued. The Company has also secured the Internet URLs www.simplywow.com , www.stainpen.com, www.allpurposecleaner.com, www.laundrystain.com, www.laundrystains.com.

GLOBAL-TECH DISCLOSURE SCHEDULE

Schedule 5.2:

CAPITALIZATION

Common Stock

Authorized:

200,000,000

Outstanding:

12,151,400

Liabilities

None

Schedule 5.4:

CONSENTS AND APPROVALS; NO VIOLATION

None

Schedule 5.6:

ABSENCE OF CERTAIN CHANGES OR EVENTS; UNDISCLOSED LIABILITIES

None

Schedule 5.7:

LITIGATION

None

Schedule 5.8:

TAXES

None

Schedule 5.9:

ENVIRONMENTAL LAWS

None